SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 18, 2009 (August 7, 2009)

SIONIX CORPORATION
(Exact name of Company as specified in Charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3880 East Eagle Drive
Anaheim, California 92807
(Address of Principal Executive Offices)

(714) 678-1000
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 13, 2009 Sionix Corporation (the “Company”) entered into a Waiver and Amendment Agreement (the “Waiver”) with all of the current and past holders of certain Secured Convertible Promissory Notes (the “Notes”) issued by the Company from October 2006 to February 2007.  The Notes each included a provision requiring a reduction of the Note conversion price in the event of certain dilutive issuances.  On June 6, 2007, the Company issued convertible promissory notes in the aggregate principal amount of $86,000 (the “Penny Notes”).  Upon the satisfaction of certain conditions, the Penny Notes could be converted into common stock at a conversion price of $0.01 per share, which would have constituted a dilutive issuance under the Notes and which would have required the Company to reduce the conversion price of the Notes from $0.05 to $0.01.  By signing the Waiver, the holders of the Notes agreed to forever waive, as of and after the respective issuance dates of the Notes, any reduction of the conversion price that would have or should have occurred as a result of the issuance of the Penny Notes.  Furthermore, by signing the Waiver the holders of the Notes (i) waived the occurrence of an Event of Default (as defined in the Notes) occurring as a result of the failure of the Company to notify the holders of their right to a conversion price adjustment as required by the Notes and (ii) waived all remedies associated with such event.  In exchange for the Waiver, the Company extended the right to convert the Notes from their respective maturity dates until the respective dates that the Notes are repaid in full.

Item 4.01	Changes in Registrant’s Certifying Accountant.

As reported in the Current Report on Form 8-K filed by the Company on July 29, 2009, on July 23, 2009, the Company’s board of directors (the “Board”) voted to engage the independent accounting firm of Windes & McClaughry Accountancy Corporation (“Windes”), as the principal accountant to audit the Company’s financial statements.  On August 7, 2009, the Board, after discussion with Windes, concluded that as a result  of the issuance of the Penny Notes (described above), the Company’s previously issued financial statements for the fiscal years ended September 30, 2007 and September 30, 2008 and for the quarterly periods ended December 31, 2006, March 31, 2007, June 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008, December 31, 2008 and March 31, 2009 may need to be restated.

In light of the events described in this filing, the Board approached Kabani & Company, Inc. (Kabani) to serve as the Company’s independent auditor.  Because of Kabani’s previous long association with the Company, the Board determined that it was in the Company’s best interest to reengage Kabani.  During the two most recent fiscal years and the interim period through the date of re-engagement, the Company had not consulted with Kabani regarding the application of accounting principles to a specified transaction, completed or proposed, or regarding the type of audit opinion that might be rendered on the Company’s financial statements.  Accordingly, on August 12, 2009, the Board voted in favor of dismissing Windes as the Company’s auditor and then voted in favor of reengaging Kabani.  The Board’s actions took effect on August 13, 2009. The restatement of the Company’s financial statements was not completed prior to the dismissal of Windes.

The Company did not have any disagreements with Windes on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Windes, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.  Windes has not issued a report on the financial statements of the Company.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)    As noted in Item 4.01 above, on August 7, 2009, the Board, after its discussion with Windes, which was then our independent registered public accounting firm, concluded that there were errors in our financial statements for the fiscal years ended September 30, 2007 and September 30, 2008, and that there also were errors in the interim financial statements for those years, as discussed in Item 4.01 above, and that the financial statements needed to be restated. The errors include the following:

(i)           On May 28, 2008 the Company determined that the conversion feature included in the Notes required equity classification using the intrinsic value method and subsequently restated its financial statements for the fiscal year ended September 30, 2007 and the quarter ended December 31, 2007 to include that information. The Company has since performed additional analysis and determined that the conversion feature required liability classification using the fair value due to the anti-dilution term within the Notes.

(ii)           On May 28, 2009 the Company determined that the conversion feature included in compensation to be paid to the members of its Advisory Board should have been calculated using the fair value method and restated it financial statements for the fiscal year ended September 30, 2007 and December 31, 2007 to include that information.  Subsequently, the Company performed additional analysis and determined that the conversion feature required the use of the intrinsic value method.

On August 7, 2009 our board of directors determined that our previously issued financial statements for the fiscal years ended September 30, 2007 and September 30, 2008 and for the quarterly periods ended December 31, 2006, March 31, 2007, June 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008, December 31, 2008 and March 31, 2009 could no longer be relied upon and that we will be required to file amended Form 10-K/As for the years ended September 30, 2008 and 2007 and amended Form 10-Q/As for the three, six and nine month periods ended December 31, 2006, 2007 and 2008, March 31, 2007, 2008 and 2009 and June 30, 2007 and 2008 (collectively, the “Periods to be Restated”).  We intend to file these reports as soon as practicable.  Until the amended reports are filed, we are continuing our investigations with respect to these matters as well as any other potential additional adjustments.  We also intend to amend this Current Report on Form 8-K to illustrate the changes to our financial statements as a result of the restatement on or before August 19, 2009.

Management is assessing the effect of the restatement on our internal control over financial reporting and our disclosure controls and procedures.  Management will not reach a final conclusion on the effect of the restatements on internal control over financial reporting and disclosure controls and procedures until completion of the restatement process.

Members of our Board and our Chief Financial Officer discussed the errors with Windes, and our Board and executive officers continue to discuss all of these matters with Kabani, our reengaged independent registered public accounting firm.

(b)           On August 15, 2009, Kabani advised the Company that its audit reports and completed interim reviews with respect to the Periods to be Restated should no longer be relied upon because of the errors cited in subparagraphs (i) and (ii) of Item 4.02(a) above.  Members of our Board and executive officers have discussed and continue to discuss these matters with Kabani.

Item 9.01	Financial Statements and Exhibits

10 Form of Waiver and Amendment Agreement. 16 Letter re Change in Certifying Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 18, 2009

SIONIX CORPORATION

By: /s/ Rodney Anderson
Rodney Anderson
Interim Chief Executive Officer